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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08665) pertaining to the Chart Industries, Inc. Key Employees Stock Option Plan, (Form S-8 No. 333-92340) pertaining to the Chart Industries, Inc. 1994 Stock Option Plan for Outside Directors and 1995 Stock Option Plan for Outside Directors, (Form S-8 No. 333-08667) pertaining to the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors, and (Form S-8 No. 333-32535) pertaining to the Chart Industries, Inc. 1997 Stock Option and Incentive Plan and the Chart Industries, Inc. 1997 Stock Bonus Plan of our report dated February 2, 1998, with respect to the consolidated financial statements of Chart Industries, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                     ERNST & YOUNG LLP


Cleveland, Ohio
March 18, 1998